SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Andrew L. Davis as Executive Vice President and Chief Financial Officer of Emerson Radio Corp. (the “Company”) was terminated effective as of March 9, 2017. Pursuant to the terms of Mr. Davis’ employment agreement, he will be entitled to receive severance payments equal to six months of his base salary, subject to his executing and delivering a general release and waiver of claims in favor of the Company.

Effective on March 9, 2017, Michael Binney was appointed as Chief Financial Officer of the Company. Mr. Binney, 57, has been a member of the Board of Directors of the Company since June 2016. Since November 2016, Mr. Binney has also served as an Executive Director and Group Chief Financial Officer of The Grande Holdings Limited (“Grande”). He is a Fellow Member of the Institute of Chartered Accountants in England and Wales, a Fellow Member of the Association of Certified Public Accountants and a Fellow Member of the Hong Kong Institute of Certified Public Accountants. From June 2016 through November 2016, Mr. Binney served as Deputy Chief Executive Officer (Finance Accounting & Company Secretarial) of Grande. From 2010 to March 2016, Mr. Binney served as an Executive Director and Chief Financial Officer of the Vinarco International Group of Companies, an upstream supplier to the oil and gas industry in the Asia-Pacific region. Mr. Binney previously served as a non-executive director of Grande from 2009 to 2010, and as an Executive Director of Grande from 2001 to 2009. He also was a member of the Board of Directors of Lafe Corporation Limited, a company listed on the Singapore Exchange, as a non-executive director from 2009 to 2010 and as Executive Director from 2001 until 2009. Mr. Binney was a member of the Board of Directors of the Company from 2005 to 2008. Previous to the above appointments, Mr. Binney worked for over 10 years at major international accounting firms including KPMG and PricewaterhouseCoopers. There are no arrangements or understandings between Mr. Binney and any other person pursuant to which he was appointed as an officer. Mr. Binney does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Binney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Binney will be paid a base salary of $150,000 per year. In accordance with Company policy, as an employee of the Company, Mr. Binney will no longer be eligible to receive compensation for his service as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Duncan Hon
	Name:	Duncan Hon
	Title:	Chief Executive Officer

Dated: March 13, 2017